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                                                                    EXHIBIT 10.2


                           WARRANT TO PURCHASE SHARES
                    OF COMMON STOCK OF PLANVISTA CORPORATION


         This Warrant Certificate certifies that ProxyMed, Inc. (the "Holder"), is the owner of a Warrant which represents the right to subscribe for and purchase from PlanVista Corporation, a Delaware corporation (the "Company"), shares of the Common Stock, $.01 par value, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") equal to fifteen percent (15%) of the outstanding stock of the Company computed on a fully-diluted basis as of the date of exercise at the Exercise Price (as defined in Section 1"). This Warrant Certificate represents the Warrants issued pursuant to Section 2.11 of that certain Distribution and Marketing Agreement dated June 10, 2003, between the Company, National Network Services, Inc., and Holder (the "Distribution Agreement").

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT IS NON-TRANSFERABLE AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFER AS NOTED IN THE DISTRIBUTION AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

         The Warrant represented by this Warrant Certificate is subject to the following provisions, terms and conditions:

1.       EXERCISE OF WARRANT.

         This Warrant may be exercised by the Holder, in whole but not in part, by surrender of this Warrant Certificate at the principal office of the Company at 4010 Boy Scout Blvd., Suite 200, Tampa, Florida 33607 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date hereof and expiring at the end of the close of business on the 180th day following the date hereof (the "Initial Exercise Period") and by payment to the Company in a combination of cash and/or ProxyMed common stock in an amount equal to the product of the Exercise Price multiplied by the total number of shares stated in the Warrant. Any portion of the Exercise Price paid in cash will be submitted by wire transfer of immediately available funds or by certified check. Any portion of the Exercise Price paid in ProxyMed stock shall only be permitted to occur in the context of an acquisition of PlanVista by ProxyMed or a wholly-owned subsidiary, with the details of how to calculate the Exercise Price as well as the remaining terms and conditions, to be negotiated in good faith at that time. As used herein, the term "Exercise price" shall mean the price derived by applying a 15% premium over the average closing price of the Company's Common Stock, as quoted on the Over-the-Counter Bulletin Board,


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over the twenty-five (25) trading days preceding June 10, 2003. The Initial
Exercise Period may be extended for up to two consecutive ninety (90)-day periods only in accordance with the terms and conditions of paragraph 2.11 of the Distribution Agreement. If one or both of such extensions occur, the period of such extension is hereinafter referred to as the "Extended Exercise Period". In no event will the Initial Exercise Period plus the Extended Exercise Periods, if applicable, extend past the close of business on the 360th day after the date hereof. The Initial Exercise Period and the Extended Exercise Periods, if any, are herein sometimes referred to as the "Exercise Period." The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2(b), shall be delivered to the Holder promptly and in no event later than five (5) business days after the Warrant shall have been so exercised.

2.       NOTICE OF CERTAIN EVENTS; FRACTIONAL SHARES.

         (a) NOTICE TO HOLDER OF RECORD DATE, DISSOLUTION, LIQUIDATION OR WINDING UP. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant notice of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time during the Exercise Period there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at such Holder's address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrant shall be entitled to receive such dividend, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the "Entitlement Date"). In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrant then in effect, that such Holder would have been entitled to receive had the Warrant been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, the record date therefor) and any right of a Holder to exercise the Warrant shall terminate.

         (b) FRACTIONAL INTEREST. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this
Section 2(b), be issuable on the exercise of the Warrant, the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the company in good faith, multiplied by such fraction computed to the nearest whole cent.

3.       RESERVATION AND AUTHORIZATION OF COMMON STOCK.

         The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be


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validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free of all insurance or transfer taxes, liens, security interests and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrant evidenced by this Warrant Certificate, sufficient shares of Common Stock, not subject to any preemptive rights, to provide for the exercise of the Warrant represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrant may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed, provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrant evidenced by this Warrant Certificate or the Common Stock issuable upon exercise under applicable securities laws. In the event that any securities of the Company other than the Common Stock are issuable upon exercise of the Warrant, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise of the Warrant.

4.       NO VOTING RIGHTS.

          Nothing contained in this Warrant Certificate shall be determined as conferring upon the Holder any rights as a stockholder of the Company or as imposing any liabilities on the Holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

 5.      EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK.

         During the Exercise Period this Warrant Certificate is not transferable nor assignable (by operation of law or otherwise) by Holder. The Holder of this Warrant Certificate agrees to be bound by the provisions contained in the Distribution Agreement with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the shares of Common Stock or other securities issuable upon exercise of the Warrant and understands that such shares will contain a legend to that effect.

6.       CLOSING OF BOOKS

         The Company will at no time close its transfer books against the exercise of the Warrant or act in any manner which interferes with the timely exercise of the Warrant.

7.       WARRANTS, LOSS, THEFT.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.


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8.       ANTI-DILUTION PROVISIONS.

         Subject to the provisions of this Warrant Certificate, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant Certificate shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                  (c) In case the Company shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common


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Stock outstanding multiplied by the current Market Price per share of Common
Stock, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. As used in this Warrant Certificate, "Market Price" shall mean the average Stock Price (as defined below) obtained over a period of thirty consecutive trading days ending on the second trading day prior to the date of determination. As used in this Warrant Certificate, the term "Stock Price" shall mean (A) the lowest sale price of a share of Common Stock or if no such sale takes place on any such trading day, the lowest closing bid price therefor on any such trading day, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading, or (B) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date, or (C) if no closing price is available on any such trading day, the lowest closing bid price thereof on any such trading date, in the Over-the-Counter Bulletin Board as reported by NASDAQ, (D) if the Common Stock is not then quoted in such system, the lowest bid price reported by the market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization, or (E) if not publicly traded, the lower of the last bona fide sale made by the Company and the fair market value of the Common Stock as determined by the Board of Directors in its good faith judgment.

9.       RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS.

         The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrant contained in Section 5 of this Warrant Certificate shall survive the exercise of the Warrant.

Dated: June 10, 2003                PLANVISTA CORPORATION


                                    By: /s/ PHILLIP S. DINGLE
                                        ---------------------------------------
                                        Phillip S. Dingle
                                        Chairman and Chief Executive Officer

Attest:

         /s/ MAY C. FAHY
-----------------------------------
Mary C. Fahy, Assistant Secretary




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